UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE

AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT NO. 333-123474

UNDER

THE SECURITIES ACT OF 1933

Icagen, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	56-1785001
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

c/o Pfizer Inc.

235 East 42nd Street

New York, New York 10017-5755

(Address of Principal Executive Offices)

1996 Amended Equity Compensation Plan

2004 Stock Incentive Plan, as amended

(Full Title of the Plan)

Amy W. Schulman

Executive Vice President and General Counsel

Pfizer Inc.

235 East 42nd Street

New York, New York 10017-5755

Telephone: (212) 733-2323

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Please send copies of all communications to:

Steven A. Wilcox

Ropes & Gray LLP

Prudential Tower

800 Boylston St.

Boston, MA 02199

(617) 951-7000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See definition of “accelerated filer”, “large accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller Reporting Company	☒

DEREGISTRATION OF UNSOLD SECURITIES

This Post-Effective Amendment No. 1 relates to the Registration Statement on Form S-8 (File No. 333-123474) of Icagen, Inc. (the “Registrant”), pertaining to the registration of 15,614,572 shares of the Registrant’s common stock, $0.001 par value per share (“Common Stock”), consisting of (i) 3,533,680 shares issuable under the Registrant’s 1996 Amended Equity Compensation Plan and (ii) 12,080,892 shares issuable under the Registrant’s 2004 Stock Incentive Plan, which was filed with the Securities and Exchange Commission (the “Commission”) on March 21, 2005. (1)

Pursuant to an Agreement and Plan of Merger dated July 20, 2011 among Pfizer Inc., a Delaware corporation (“Pfizer”), Eclipse Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Pfizer (“Eclipse”), and the Registrant, Eclipse was merged with and into the Registrant (the “Merger”), with the Registrant continuing as the surviving corporation. The Merger became effective on October 27, 2011.

In connection with the closing of the Merger, the offerings pursuant to the Registration Statement have been terminated. In accordance with undertakings made by the Registrant in the Registration Statement to remove from registration, by means of post-effective amendments, any of the securities that remain unsold at the termination of the offering, the Registrant hereby removes from registration the shares of Common Stock registered but not sold under the Registration Statement.

(1)	These numbers have not been adjusted to take into account the Registrant’s one-for-eight reverse stock split effectuated on September 21, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on October 27, 2011.

ICAGEN, INC.

By:	/s/ ANDREW MURATORE
Name:	Andrew Muratore
Title:	Vice President and Secretary

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment to the registration statement on Form S-8 has been signed below by the following persons in the capacities indicated on October 27, 2011.

SIGNATURE	TITLE

/s/ RUTH MCKERNAN	Ruth Mckernan
President (Principal Executive Officer)

/s/ WILLIAM ROCHE	William Roche
Vice President and Treasurer (Principal Financial Officer and Principal Accounting Officer)

/s/ DOUGLAS E. GIORDANO	Douglas E. Giordano
Director

/s/ ANDREW MURATORE	Andrew Muratore
Director